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                                                                   EXHIBIT 10.15

                               CREDIT AGREEMENT


     This Credit Agreement (the "Agreement") is made and entered into this 24 day of January, 1997, by and between SANWA BANK CALIFORNIA (the "Bank") and OPTO SENSORS, INC., UDT SENSORS, INC. RAPISCAN SECURITY PRODUCTS (U.S.A.), INC. and FERSON OPTICS, INC. (each a "Borrower" and together, the "Borrowers"), on the terms and conditions that follow:


                                   SECTION 1.

                                  DEFINITIONS

     1.01 Certain Defined Terms: Unless elsewhere defined in this Agreement, the following terms shall have the following meanings (such meanings to be generally applicable to the singular and plural forms of the terms defined):

     (a) "ADVANCE": shall mean an advance to any Borrower under the Line of Credit.

     (b) "BUSINESS DAY": shall mean a day, other than a Saturday or Sunday, on which commercial banks are open for business in California.

     (c) "COLLATERAL": shall mean the property described in Section 3.01, together with any other personal or real property in which the Bank may be granted a lien or security interest to secure payment of the Obligations.

     (d) "DEBT": shall mean all liabilities of each Borrower less Subordinated Debt.

     (e) "EFFECTIVE TANGIBLE NET WORTH": shall mean each Borrower's stated net worth plus Subordinated Debt but less the book value of all intangible assets of such Borrower (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items including, but not limited to investments in and all amounts due from affiliates, officers or employees).

     (f) "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     (g) "EQUIPMENT": shall mean equipment as defined in the California Uniform Commercial Code.

     (h) "EVENT OF DEFAULT":  shall have the meaning set forth in Section 7.

     (i) "EXPIRATION DATE": shall mean November 30, 1998 or the date of termination of the Bank's commitment to lend under this Agreement pursuant to
Section 8, whichever shall occur first.

     (j) "INDEBTEDNESS": shall mean, with respect to each Borrower, (i) all indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which Borrower otherwise assures a creditor against loss and (ii) obligations under leases which shall have been or should be,

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in accordance with generally accepted accounting principles, reported as capital leases in respect of which any Borrower is liable, contingently or otherwise, or in respect of which any Borrower otherwise assures a creditor against loss.

     (k) "LINE OF CREDIT": shall mean the credit facility described in Section 2.01.

     (l) "OBLIGATIONS": shall mean all amounts owing by each Borrower to the Bank pursuant to this Agreement including, but not limited to, the unpaid principal amount of Advances.

     (m) "PERMITTED LIENS": shall mean: (i) liens and security interests securing indebtedness owed by each Borrower to the Bank; (ii) liens for taxes, assessments or similar charges either not yet due or being contested in good faith; (iii)liens of materialmen, landlords, mechanics, warehousemen, or carriers or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (iv) purchase money liens or purchase money security interests upon or in any property acquired or held by each Borrower in the ordinary course of business to secure Indebtedness outstanding on the date hereof or permitted to be incurred under Section 6.10 hereof; (v) liens and security interests which, as of the date hereof, have been disclosed to and approved by the Bank in writing; and (vi) those liens and security interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of each Borrower's assets; (vii) liens against UDT Sensors, Inc. ("UDI") which may hereafter be granted in favor of the United States of America as set forth in that certain Stipulation for Consent Judgment referred to in and executed pursuant to that certain Criminal Plea and Sentencing Agreement between UDT and the United States Attorney's Office for the Central District of California, provided that such liens, if granted to the United States of America, shall be subordinated to those of the Bank pursuant to a subordination agreement in form and substance satisfactory to the Bank.

     (n) "REFERENCE RATE": shall mean an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate.

     (o) "SUBORDINATED DEBT": shall mean such liabilities of each Borrower which have been subordinated to those owed to the Bank in a manner acceptable to the Bank.

     (p) "VALUE": shall mean the lesser of: the invoice cost of the Equipment (including taxes, license fees, transportation costs, insurance premiums, and installation and connection expenses, fees and costs); or the book value of the Equipment; or the liquidation value of the Equipment as reasonably determined by the Bank.

     1.02 Accounting Terms: All references to financial statements, assets, liabilities, and similar accounting items not specifically defined herein shall mean such financial statements or such items prepared or determined in accordance with generally accepted accounting principles consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

     1.03 Other Terms: Other terms not otherwise defined shall have the meanings attributed to such terms in the California Uniform Commercial Code.

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                                  SECTION 2.

                              THE LINE OF CREDIT

          2.01 The Line of Credit: On terms and conditions as set forth herein, the Bank agrees to make Advances to each Borrower from time to time from the date hereof to the Expiration Date, provided the aggregate amount of such Advances outstanding at any time does not exceed $10,000,000 (the "Line of Credit"). Within the foregoing limits, each Borrower may borrow, partially or wholly prepay, and reborrow under this Section 2.01.

          (a) Making Line Advances: Each Advance shall be conclusively deemed to have been made at the request of and for the benefit of any Borrower (i) when credited to any deposit account of either Borrower maintained with the Bank or
(ii) when paid in accordance with such Borrower's written instructions.

          (b) Line Account: The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Line of Credit (the "Line Account"). The Bank shall provide the Borrowers with a monthly statement of the Borrowers' Line Account, which statement shall be considered to be correct and conclusively binding on the Borrowers unless any Borrower notifies the Bank to the contrary within 18 months after such Borrower's receipt of any such statement which it deems to be incorrect. Each Borrower hereby authorizes the Bank, if and to the extent payment owed to the Bank under the Line of Credit is not made when due, to charge, from time to time, against any or all of any Borrower's deposit accounts with the Bank any amount so due.

          (c) Mandatory Repayments: On the Expiration Date, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon.

          (d) Interest on Advances: Interest shall accrue from the date of each Advance under the Line of Credit at one of the following rates, as quoted by the Bank and as elected by any Borrower below:

          1.  Variable Rate Advances:  A variable rate per annum equivalent to
              ----------------------
the Reference Rate plus .25% (the "Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate is hereinafter referred to as a "Variable Rate Advance".

          2.  LIBOR Advances:  A fixed rate quoted by the Bank for 1, 2, 3, or 6
              --------------
months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration
Date) [the "LIBOR" Interest Period"] for Advances in the minimum amount of $500,000 and in $100,000 increments thereafter. Such interest rate shall be a percentage approximately equivalent to 2.25% in excess of the Bank's LIBOR Rate which is that rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) of the U.S. dollar London Interbank Offered Rates for such period appearing on page 3750 (or such other page as may replace page 3750) of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first days of such period (adjusted for any and all assessments, surcharges and reserve requirements) [the "LIBOR" Rate"]. An Advance based upon the LIBOR Rate is hereinafter referred to as a "LIBOR Advance".

          Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the

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actual number of days elapsed.

          Interest on Variable Rate Advances and LIBOR Advances shall be paid monthly commencing on the first day of the month following the date of the first such Advance and continuing on the first day of each month thereafter.

          (e) Notice of Borrowing: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, each Borrower may borrow under the Line of Credit by requesting:


          1. A Variable Rate Advance. A Variable Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Variable Rate Advance may, at the Bank's option, be made on the next Business Day.

          2. A LIBOR Advance. Notice of any LIBOR Advance shall be received by the Bank no later than two Business Days prior to the day (which shall be a Business Day) on which the Borrower requests such LIBOR Advance to be made.

          (f) Notice of Election to Adjust Interest Rate: The Borrowers may elect:

          1. That interest on a Variable Rate Advance shall be adjusted to accrue at the LIBOR Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the day (which shall be a Business Day) on which any Borrower requests that interest be adjusted to accrue at the LIBOR Rate.

          2. That interest on a LIBOR Advance shall continue to accrue at a newly quoted LIBOR Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the last day of the LIBOR Interest Period pertaining to such LIBOR Advance. If the Bank shall not have received notice (as prescribed herein) of any Borrower's election that interest on any LIBOR Advance shall continue to accrue at the newly quoted LIBOR Rate, such Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the LIBOR Interest Period pertaining to such Advance.

          (g) Prepayment. The Borrowers may prepay any Advance under the Line of Credit in whole or in part, at any time and without penalty, provided, however, that: (i) any Partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance under the Line of Credit; and (ii) during any period of time in which interest is accruing on any Advance on the basis of the LIBOR Rate, no prepayment shall be made except on a day which is the last day of the LIBOR Interest Period pertaining thereto. If the whole or any part of any LIBOR Advance is prepaid by reason of acceleration or otherwise, the Borrowers shall, jointly and severally, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss or profit resulting from the re-employment of funds) deemed sustained by the Bank as a consequence of such prepayment.

          The Bank shall be entitled to fund all or any portion of its Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits in the London Interbank Market in the

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amount of the relevant Advance and in maturities corresponding to the date of such purchase to the Expiration Date hereunder.

          (h) Indemnification of LIBOR Rate Costs:   During any period of time
in which interest on any Advance is accruing on the basis of the LIBOR Rate, the Borrowers shall, jointly and severally, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the LIBOR Rate.

          (i) Conversion from LIBOR Rate to Variable Rate: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the LIBOR Rate (i) is infeasible because the Bank is unable to determine the LIBOR Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to relevant LIBOR Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event any Advance bearing interest at the LIBOR Rate, shall thereafter be deemed to be a Variable Rate Advance and interest shall thereupon immediately accrue at the Variable Rate.

          2.02 Letters of Credit: The Bank agrees to issue commercial and stand-by letters of credit (each a "Letter of Credit") on behalf of the Borrower, provided, however, at no time shall the total face amount of all Letters of Credit outstanding less any partial draws paid by the Bank and not reimbursed by the Borrower exceed the sum of $10,000,000.00, and provided further, at no time shall the total undrawn amount of all Letters of Credit outstanding plus any partial draws paid by the Bank and not reimbursed by the Borrowers, together with the total principal amount of all Advances outstanding exceed the Line of Credit.

          (a) Upon the Bank's request, each Borrower shall, jointly and severally, promptly pay to the Bank issuance fees and such other fees, commissions, costs and any out-of-pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

          (b) The commitment by the Bank to issue Letters of Credit shall unless earlier terminated in accordance with the terms of the Agreement, automatically terminate on the Expiration Date and no Letter of Credit shall expire on a date which is after the Expiration Date.

          (c) Each Letter of Credit shall be in form and substance and in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where the Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit.

          (d) Prior to the issuance of each Letter of Credit but in no event later than 9:00 a.m. (California time) on the day such Letter of Credit is to be issued (which shall be a Business Day), the relevant Borrower shall deliver to the Bank International Department a duly executed form of the Bank's standard form of application for issuance of letter of credit with proper insertions.

          (e) The Borrowers shall, jointly and severally, upon the Bank's request, promptly pay

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to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to any Letter of Credit.

          2.03 Acceptance Facility: Any Borrower may from time to time request the Bank to accept one or more drafts drawn on the Bank for the account of the Borrowers (each an "Acceptance"). At no time, however, shall the total principal balance of all Acceptances outstanding, together with the total face amount of all outstanding Letters of Credit less any partial draws paid by the Bank and the total principal balance of all Advances outstanding, exceed the Line of Credit.

          (a) Requests for Acceptances: Each request for an Acceptance shall be made in writing or by telephone confirmed in writing (each a "Request"), shall be irrevocable, and shall involve one or more drafts as described below. Each Request shall be delivered or communicated to the Bank no later than 12:00 p.m. (California time) on the day (which shall be a business day) on which the creation of an Acceptance is requested. By making any such Request, the Borrower agrees that all matters relating to each such Acceptance shall be governed by the terms hereof and the Borrower restates all warranties and representations made by the Borrower herein as if made on the date of the Request and on the date that the Acceptance is created.

          (b) Acceptances: Each Acceptance shall be created upon a Request by the Bank's acceptance of a draft in form and substance satisfactory to the Bank (each a "Draft"). Each Draft shall: (i) be drawn on the Bank by or on behalf or for the account of the Borrowers in accordance with the provisions hereof, (ii) have a minimum face amount of $100,000; (iii) be for the purpose of financing only those transactions permitted by paragraph 7 of Section 13 of the Federal Reserve Act, as amended from time to time; and (iv) mature not more than 90 days after the date thereof (provided that, if such date is not a business day, the maturity shall be extended to the next succeeding business day). However, no Draft shall mature more than 90 days after the Expiration Date. Each Borrower hereby warrants that any Acceptances relating to the importation or exportation of goods or relating to the domestic shipment of goods shall: (i) not have a term in excess of the period of time which is usual and reasonably necessary to finance transactions of the character of the underlying import or export transaction or the underlying domestic shipment; (ii) not, together with all other Acceptances relating to any such shipment have an aggregate face amount exceeding the CIF value of such shipment; and (iii) not be created more than 30 days after the date of shipment of goods to which such Acceptance relates. Acceptances relating to the storage of goods shall be subject to the further conditions that: (i) at the time such Acceptance is created, the goods being stored are covered by a warehouse receipt issued by a bonded warehouse independent of the Borrower and acceptable to the Bank; (ii) the goods covered by the warehouse receipt are readily marketable staples (as such term is defined in Section 13 of the Federal Reserve Act by the Board of Governors of the Federal Reserve System or by Federal Reserve Bulletins) held pending a reasonably immediate sale, distribution or shipment; and (iii) the face amount of the Acceptance relating to such goods does not exceed the fair market value of the goods.

          (c) Acceptance Liability: Each Borrower is obligated, and hereby jointly and severally promises and agrees to pay the Bank, on the maturity date of each Acceptance or on such earlier date as may be required pursuant hereto, the face amount of each such Acceptance.

          (d) Acceptance Commissions: Each Borrower agrees, jointly and severally, upon acceptance by the Bank of each Draft and as a condition precedent to such Acceptance, to pay to the Bank a fee (the "Commission") in an amount equal to 1.5% per annum of the face amount of each Acceptance calculated on the basis of 360 days per year for the actual number of days (including the first day but

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excluding the last day) during the period which is for the term of the Draft.

          (e) Discount of Acceptances: The Bank agrees to discount any Acceptance that is created and presented to the Bank for discount at a rate quoted by the Bank at the time the Acceptance is presented to the Bank for discount and for a similar dollar amount and a similar maturity as the Draft being presented to the Bank by the Borrower for acceptance (the "Acceptance Discount Rate"). On the date any such Acceptance is presented for discount, the Bank shall: (i) cause the aggregate discounted amount (less any Commission then payable by the Borrowers to the Bank hereunder) to be made available to the Borrowers by crediting such amount to any Borrower's demand deposit account maintained with the Bank, unless the Acceptance is created by a beneficiary under a Letter of Credit, in which event the Bank will cause the amount to be paid to such beneficiary and will notify the Borrowers as to the creation of the Acceptance; and (ii) advise the Borrowers of the Acceptance Discount Rate at which the Bank discounted such Acceptance. The Bank shall have the right, in its sole discretion, to sell, rediscount, hold or otherwise deal with or dispose of any such Acceptance discounted by it.

          (f) Acceptance Collateral: Each Draft accepted by the Bank in accordance with the above shall be secured by a security interest in the goods (as defined in the California Uniform Commercial Code) involved in the transaction out of which the Acceptance arose to the extent that such a security interest is either required by the Bank or in order that the relevant Acceptance conform to the requirements of Section 13 of the Federal Reserve Act.

          (g) Reserves: Each Borrower shall, jointly and severally, upon the Bank's request promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to any Acceptance.

          2.04 Foreign Exchange Faculty: The Borrowers may from time to time request Bank to purchase or sell foreign currency in a specified amount, at a fixed price, and for delivery at a future date no greater than 365 days from the date of purchase (each a "Foreign Exchange Contract"). At no time, however, shall 10% of the aggregate of the settlement price of all Foreign Exchange Contracts outstanding exceed $750,000 as determined by Bank at the time of entering into each Foreign Exchange Contract, and provided further, that all outstanding Advances, Letters of Credit and Acceptances and 10% of the aggregate of the settlement price of the Foreign Exchange Contracts outstanding may not exceed the Line of Credit.

          (a) Requests for Foreign Exchange Contracts: Each request for a Foreign Exchange Contract shall be made by telephone or rapifax, confirmed in writing (each a "Request"). Each Request shall be delivered or communicated to the Bank no later than 3:00 p.m. (California time) on the day (which shall be a business day) on which the Foreign Exchange Contract is requested. By making any such Request, each Borrower agrees that all matters relating to each such Foreign Exchange Contract shall be governed hereby and each Borrower restates all warranties and representations made by Borrower herein as if made on the date the Foreign Exchange Contract is entered into.

          (b) Expiration Date: The commitment by the Bank to enter into Foreign Exchange Contracts shall, unless earlier terminated in accordance with this Agreement, automatically terminate on the Expiration Date and no Foreign Exchange Contract shall expire on a date which is after the Expiration Date.

          (c) Availability: Bank may refuse to enter into a Foreign Exchange Contract with the Borrower where the Bank, in its sole discretion, determines that such foreign currency is unavailable, or

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where Bank would be prohibited by any applicable law, regulation or order from purchasing such foreign currency.

          (d) Purpose: The Foreign Exchange Contract shall be used to hedge foreign exchange exposure and/or risk.

          (e) Payment: Payment is due on the settlement date of any Foreign Exchange Contract (the "Payment Date"). Bank is hereby authorized by each Borrower to charge the full settlement price of any Foreign Exchange Contract against the depository account or accounts maintained by each Borrower with Bank on the Payment Date.

          (f) Reserves: The Borrowers shall, jointly and severally, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit, capital maintenance or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to any Foreign Exchange Contract.

          2.05 Equipment Purchase Facility: The Bank hereby agrees to make loans and Advances to assist each Borrower in purchasing items of Equipment, upon a written request therefor made by any Borrower to the Bank prior to November 30, 1997 (the "Equipment Purchase Facility"). Each Advance made hereunder shall be in an amount not to exceed 80% of the Value of the item(s) of Equipment being purchased; provided, however, that at no time shall the total aggregate outstanding principal amount of Advances made hereunder exceed the sum of $1,000,000; and provided further that the amount of any Advance made hereunder which is repaid in whole or in part, may not be reborrowed.

          (a) Equipment Account: The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Equipment Purchase Facility (the "Equipment Account"). The Bank shall provide the Borrowers with a monthly statement of the Borrowers' Equipment Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless any Borrower notifies the Bank to the contrary within 18 months after such Borrower's receipt of any such statement which it deems to be incorrect.

          (b) Interest on Advances: Interest shall accrue from the date of each Advance under the Equipment Purchase Facility at one of the following rates, as quoted by the Bank and as elected by any Borrower below:

          1.  Variable Rate Advances:  A variable rate per annum equivalent to
              ----------------------
the Variable Rate plus .25% ("Equipment Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Variable Rate plus .25% is hereinafter referred to as an Equipment Variable Rate Advance".

          2.  Fixed Rate Advances:  A fixed rate quoted by the Bank for at least
              -------------------
30 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond November 30, 1997) [the "Interest Period"] for Advances in the minimum amount of $100,000. Such interest rate shall be a percentage approximately equivalent to 2.5% per annum in excess of the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period (the "Fixed Rate"). Advances based upon the Fixed Rate are hereinafter referred to as "Fixed Rate Advances".

          Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

          Interest on Equipment Variable Rate Advances and Fixed Rate Advances shall be paid in monthly installments commencing on the first day of the month following the date of the first such Advance and continuing on the first day of each month thereafter.

          (c) Notice of Borrowing: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, each Borrower may borrow under the Equipment Purchase Facility by requesting an Equipment Variable Rate Advance or a Fixed Rate Advance. An Equipment Variable Rate Advance or a Fixed Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Equipment Variable Rate Advance or Fixed Rate Advance may, at the Bank's option, be made on the next Business Day.

          (d) Notice of Election to Adjust Interest Rate: The Borrowers may elect:

          1. That interest on a Equipment Variable Rate Advance shall be adjusted to accrue at the Fixed Rate, provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the Business Day on which such Borrower requests that interest be adjusted to accrue at the Fixed Rate.

          2. That interest on a Fixed Rate Advance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Equipment Variable Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the last day of the Interest Period pertaining to such Fixed Rate Advance. If the Bank shall not have received notice (as prescribed herein) of any Borrower's election that interest on any Fixed Rate Advance shall continue to accrue at the newly quoted Fixed Rate such Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Equipment Variable Rate upon the expiration of the Interest Period pertaining to such Advance.

          (e) Prepayment: The Borrowers may prepay any Advance under the Equipment Purchase Facility in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance under the Equipment Purchase facility, and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Fixed Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto. If the whole or any part of any Fixed Rate Advance is prepaid by reason of acceleration or otherwise, each Borrower shall, jointly and severally, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) deemed sustained by the Bank as a consequence of such prepayment.

          The Bank shall be entitled to fund all or any portion of its Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits earning interest at a rate equal to the interest rate payable on U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to November 30, 1997.

          (f) Indemnification for Fixed Rate Costs: During any period of time in which interest on any Advance is accruing on the basis of the Fixed Rate each Borrower shall, jointly and severally, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

          (g) Conversion from Fixed Rate to Equipment Variable Rate: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event any Advance bearing interest at the Fixed Rate, shall thereafter be deemed to be a Equipment Variable Rate Advance and interest shall thereupon immediately accrue at the Equipment Variable Rate.

          (h) Maturity: On November 30, 1997, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding under the Equipment Purchase Facility, together with all accrued and unpaid interest thereon.

          (i) Conversion to Term Loan: It is hereby agreed that the Borrowers may at least 15 days prior to November 30, 1997, convert the principal balance of all Advances outstanding hereunder as of November 30, 1997 to be payable on a term loan basis. The term loan shall be in the amount of such outstanding principal balance and shall be evidenced by a promissory note in form and substance of the promissory note attached hereto as Exhibit "1" (the "Term Note"). Accrued and unpaid interest hereunder shall be paid to the Bank concurrently with the Borrowees execution of the Term Note. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Note, provided however that principal shall be payable over a period of up to 60 months if the term loan conversion is elected.

          2.06 Term Loan: The Bank agrees to lend to the Borrowers, upon the Borrowers' request made prior to January __, 1997, up to the maximum amount of $2,500,000 (the "Term Loan").

          (a) Purpose: Proceeds from the Term Loan shall be used to refinance existing Indebtedness.

          (b) Term Loan Account: The Bank shall maintain on its books a record of account in which the Bank shall make entries setting forth all payments made, the application of such payments to interest and principal, accrued and unpaid interest (if any) and the outstanding principal balance under the Term Loan (the "Term Loan Account"). The Bank shall provide the Borrowers with a monthly statement of the Borrowers' Term Loan Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless any Borrower notifies the Bank to the contrary within 18 months after such Borrowees receipt of any such statement which it deems to be incorrect.

          (c) Interest: Interest shall accrue on the Term Loan at one of the following rates, as quoted by the Bank and as elected by any Borrower below.

          1. Variable Rate Balances: The outstanding principal balance or a portion thereof of the Term Loan ("Term Balance") shall bear interest at a rate per annum equal to the Equipment Variable Rate. A Term Balance bearing interest at the Equipment Variable Rate is hereinafter referred to as a Variable Rate Balance.

          2. Fixed Rate Balances: At the Fixed Rate for such period of time that the Bank may quote and offer, provided that any such period of time shall be for the Interest Period as defined hereinabove and provided further that any such period of time does not extend beyond the maturity date of the Term Loan. The Term Balance bearing interest at the Fixed Rate is hereinafter referred to as "Fixed Rate Balances".

          Each Borrower hereby jointly and severally promises and agrees to pay interest on any Fixed Rate Balances and any Variable Rate Balance in arrears on the first calendar day of each month. Interest shall be calculated on the basis of a year of 360 days for actual days elapsed.

          (d) Notice of Election to Adjust Interest Rate: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a Business Day, the Borrowers may elect:

          (1) That interest on a Variable Rate Balance shall be adjusted to accrued at the Fixed Rate; provided, however, that such notice shall be received by the Bank no later than two Business Days prior to the day (which shall be a Business Day) on which any Borrower requests that interest be adjusted to accrue at the Fixed Rate.

          (2) That interest on a Fixed Rate Balance shall continue to accrue at a newly quoted Fixed Rate or shall be adjusted to commence to accrue at the Equipment Variable Rate; provided, however that such notice shall be received by the Bank no later than two Business Days prior to the last day of the Interest Period pertaining to such Fixed Rate Balance. If the Bank shall not have received notice as prescribed herein of such Borrower's election that interest on any Fixed Rate Balance shall continue to accrue at the Fixed Rate, such Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Equipment Variable Rate upon the expiration of the Interest Period pertaining to such Term Balance.

          (e) Prohibition Against Prepayment of Fixed Rate Balances: The Borrowers may prepay the Term Loan in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance under the Term Loan; and (ii) during any period of time in which interest is accruing on any Term Balance on the basis of the Fixed Rate, no prepayment shall be made except on a day which is the last day of the Interest Period pertaining thereto. If the whole or any part of any Fixed Rate Balance is prepaid by reason of acceleration or otherwise, each Borrower shall, jointly and severally, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) deemed sustained by the Bank as a consequence of such prepayment.

          The Bank shall be entitled to fund all or any portion of its Term Loan in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded the Term Loan through the purchase of dollar deposits earning interest at a rate equal to the interest rate payable on U.S. Treasury securities in the amount of the relevant Term Loan Balance and in maturities corresponding to the date of such purchase to the maturity date of the Term Loan.

          (f) Indemnification for Fixed Rate Costs: During any period of time in which interest on any Term Balance is accruing on the basis of the Fixed Rate, each Borrower shall, jointly and severally, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate.

          (g) Conversion from Fixed Rate to Equipment Variable Rate: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Term Balance and for a period of time approximately equal to the relevant Interest Period; or (ii) is or has become unlawful or infeasible by reason of the Banks compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event any Fixed Rate Balance shall thereafter be deemed to be a Variable Rate Balance and interest shall thereupon immediately accrue at the Equipment Variable Rate.

          (h) Principal: Each Borrower hereby jointly and severally promises and agrees to pay principal in 47 equal installments of $52,083 per installment commencing on April 1, 1997, and continuing on the ___________________ day of each month thereafter up to and including ________________________, 2001. On _____________________, 2001, each Borrower hereby jointly and severally promises and agrees to pay to the Bank the entire unpaid principal balance, together with accrued and unpaid interest.

          2.07 Stock Purchase Facility: The Bank hereby agrees to make loans and Advances to assist the Borrowers in the repurchase of the stock of Opto Sensors, Inc., upon a written request therefor made by the Borrowers to the Bank prior to June 30, 1997 (the "Stock Purchase Facility"). At no time shall the total aggregate outstanding principal amount of Advances made hereunder exceed the sum of $1,500,000; and provided further that the amount of any Advance made hereunder which is repaid, in whole or in part, may not be reborrowed.

          (a) Stock Account: The Bank shall maintain on its books a record of account in which the Bank shall make entries for each Advance and such other debits and credits as shall be appropriate in connection with the Stock Purchase Facility (the "Stock Account"). The Bank shall provide the Borrowers with a monthly statement of the Borrower's Stock Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 18 months after any Borrower's receipt of any such statement which it deems to be incorrect.

          (b) Interest on Advances: Interest shall accrue from the date of each Advance under the Equipment Purchase Facility at one of the following rates, as quoted by the Bank and as elected by the Borrower below:

          1.  Stock Variable Rate Advances:  A variable rate per annum
              ----------------------------
equivalent to the Variable Rate plus .75% ("Stock Variable Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Stock Variable Rate is hereinafter referred to as an "Stock

Variable Rate Advance".

          2.  Stock Fixed Rate Advances:  A fixed rate quoted by the Bank for at
              -------------------------
least 30 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond June 30, 1997) [the "Stock Interest Period"] for Advances in the minimum amount of $100,000. Such interest rate shall be a percentage approximately equivalent to 3% per annum in excess of the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the borrowing or purchase by the Bank of such funds) in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Stock Interest Period (the "Stock Fixed Rate"). Advances based upon the Stock Fixed Rate are hereinafter referred to as "Stock Fixed Rate Advances.

          Interest on any Advance shall be computed on the basis of 360 days per year, but charged on the actual number of days elapsed.

          Interest on Stock Variable Rate Advances and Stock Fixed Rate Advances shall be paid in monthly installments commencing on the first day of the month following the date of the first such Advance and continuing on the first day of each month thereafter.

          (c) Notice of Borrowing: Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, each Borrower may borrow under the Stock Purchase Facility by requesting a Stock Variable Rate Advance or a Stock Fixed Rate Advance. An Stock Variable Rate Advance or a Stock Fixed Rate Advance may be made on the day notice is received by the Bank; provided, however, that if the Bank shall not have received notice at or before 2:00 p.m. on the day such Advance is requested to be made, such Stock Variable Rate Advance or Stock Fixed Rate Advance may, at the Bank's option, be made on the next Business Day.

          (d) Notice of Election to Adjust Interest Rate: The Borrowers may elect:

          1. That interest on a Stock Variable Rate Advance shall be adjusted to accrue at the Stock Fixed Rate, provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the Business Day on which such Borrower requests that interest be adjusted to accrue at the Stock Fixed Rate.

          2. That interest on a Stock Fixed Rate Advance shall continue to accrue at a newly quoted Stock Fixed Rate or shall be adjusted to commence to accrue at the Stock Variable Rate; provided, however, that such notice shall be received by the Bank no later than 2:00 p.m. on the last day of the Stock Interest Period pertaining to such Stock Fixed Rate Advance. If the Bank shall not have received notice (as prescribed herein) of any Borrower's election that interest on any Stock Fixed Rate Advance shall continue to accrue at the newly quoted Stock Fixed Rate such Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Stock Variable Rate upon the expiration of the Stock Interest Period pertaining to such Advance.

          (e) Prepayment: The Borrowers may prepay any Advance under the Stock Purchase Facility in whole or in part, at any time and without penalty, provided, however, that: (i) any partial prepayment shall first be applied, at the Bank's option, to accrued and unpaid interest and next to the outstanding principal balance under the Stock Purchase Facility, and (ii) during any period of time in which interest is accruing on any Advance on the basis of the Stock Fixed Rate, no prepayment shall be made except on a day which is the last day of the Stock Interest Period pertaining thereto. If the whole or any part of any Stock Fixed Rate Advance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs, expenses and any loss (including loss of future interest income) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) deemed sustained by the Bank as a consequence of such prepayment.

          The Bank shall be entitled to fund all or any portion of its Advances in any manner it may determine in its sole discretion, but all calculations and transactions hereunder shall be conducted as though the Bank actually funded all Advances through the purchase of dollar deposits earning interest at a rate equal to the interest rate payable on U.S. Treasury securities in the amount of the relevant Advance and in maturities corresponding to the date of such purchase to June 30, 1997.

          (f) Indemnification for Stock Fixed Rate Costs: During any period of time in which interest on any Advance is accruing on the basis of the Stock Fixed Rate each Borrower shall, jointly and severally, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirement or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any future directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Stock Fixed Rate.

          (g) Conversion from Stock Fixed Rate to Stock Variable Rate: In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Stock Fixed Rate (i) is infeasible because the Bank is unable to determine the Stock Fixed Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Stock Interest Period or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrowers, in which event any Advance bearing interest at the Stock Fixed Rate, shall thereafter be deemed to be a Stock Variable Rate Advance and interest shall thereupon immediately accrue at the Stock Variable Rate.

          (h) Maturity: On June 30, 1997, each Borrower hereby jointly and severally promises and agrees to pay to the Bank in full the aggregate unpaid principal amount of all Advances then outstanding, together with all accrued and unpaid interest thereon.

          (i) Conversion to Term Loan: It is hereby agreed that the Borrowers may at least 2 days prior to June 30, 1997, convert the principal balance of all Advances outstanding hereunder as of June 30, 1997 to be payable on a term loan basis. The term loan shall be in the amount of such outstanding principal balance and shall be evidenced by a promissory note in the form of the Term Note. Accrued and unpaid interest hereunder shall be paid to the Bank concurrently with the Borrowers' execution of the Term Note. Interest shall accrue and principal and interest shall be paid in accordance with the terms and provisions of the Term Note, provided however that principal shall be payable over a period of up to 36 months if the term loan conversion is elected.

          2.08 Late Payment: If any payment of principal (other than a principal payment due on the Expiration Date) or interest, or any portion thereof, under this Agreement is not paid within ten (10) calendar days after it is due, a late payment charge equal to five percent (5%) of such past due payment may be assessed and shall be immediately payable.

          2.09 Joint Liability: Notwithstanding that Advances may be made to a particular Borrower, each Borrower is jointly and severally liable for the repayment to Bank of any and all monies, together with interest thereon, disbursed under this Agreement. By each Borrower's respective execution of this Agreement, each such Borrower, jointly and severally. unconditionally and irrevocably promises to pay and guarantees the obligation for repayment of all indebtedness incurred hereunder.


                                  SECTION 3.

                                  COLLATERAL

          3.01 The Collateral: To secure payment and performance of all each Borrower's Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, each Borrower hereby grants the Bank a security interest in and to all of the following property (the "Collateral"):

          (a) All goods now owned or hereafter acquired by each Borrower or in which any Borrower now has or may hereafter acquire any ownership interest, including, but not limited to, all machinery, equipment, furniture, furnishings, fixtures, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof.

          (b) All inventory now owned or hereafter acquired by either Borrower, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of either Borrower's custody or possession, together with all returns on accounts.

          (c) All accounts, contract rights and general intangibles now owned or hereafter created or acquired by either Borrower, including, but not limited to, all receivables, goodwill, trademarks, trade styles, trade names, patents, patent applications, software, customer lists and business records.

          (d) All documents, instruments and chattel paper now owned or hereafter acquired by either Borrower.

          (e) All monies, deposit accounts, certificates of deposit and securities of each Borrower now or hereafter in the Bank's or its agents' possession, excluding the securities and stock of any Borrower's foreign affiliates or subsidiaries.

          The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.


                                   SECTION 4.

                             CONDITIONS OF LENDING

          4.01 Conditions Precedent to the Initial Advance: The obligation of the Bank to make the initial Advance and the flat extension of credit to or on account of any Borrower hereunder is subject to the conditions precedent that the Bank shall have received before the date of such initial Advance and such first extension of credit all of the following, in form and substance satisfactory to the Bank:

          (a) Evidence that the execution, delivery and performance by each Borrower of this Agreement and any document, instrument or agreement required hereunder have been duty authorized.

          (b) Continuing guaranty in favor of the Bank executed by Deepak Chopra for $1,500,000 for the Stock Purchase Facility.

          (c) Executed UCC-1 financing statement(s) describing the Collateral, together with evidence of the recordation of such statement(s).

          (d)  A loan fee of $10,000.

          (e) The executed intercreditor agreement by and between Bank and Wells Fargo HSBC Trade Bank, National Association.

          (f) Such other evidence as the Bank may request to establish the consummation of the transaction contemplated hereunder and compliance with the conditions of this Agreement.

          4.02 Conditions Precedent to All Advances: The obligation of the Bank to make each Advance and each other extension of credit to or on account of either Borrower (including the initial Advance and the flat extension of credit) shall be subject to the further conditions precedent that, on the date of each Advance or each extension of credit and after the making of such Advance or extension of credit:

          (a) The Bank shall have received such supplemental approvals, opinions or documents as the Bank may reasonably request

          (b) The representations contained in Section 5 and in any other document, instrument or certificate delivered to the Bank hereunder are correct.

          (c) No event has occurred and is continuing which constitutes, or, with the lapse of time or giving of notice or both, would constitute an Event of Default.

          (d) The security interest in the Collateral has been duly authorized, created and perfected and is in full force and effect.

          Each Borrower's acceptance of the proceeds of any Advance or the Borrower's execution of any document or instrument evidencing or creating any Obligation hereunder shall be deemed to constitute such Borrower's representation and warranty that all of the above statements are true and correct.


                                   SECTION 5.

                         REPRESENTATIONS AND WARRANTIES

Each Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

          5.01  Status:   Each Borrower is a corporation, duly organized and
validly existing under the laws
of the State of California and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain each Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business.

          5.02 Authority: The execution, delivery and performance by each Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to either Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which either Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

          5.03 Legal Effect: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of each Borrower enforceable against such Borrower in accordance. with their respective terms.

          5.04 Fictitious Trade Styles: There are no fictitious trade styles used by any Borrower in connection with its business operations. Each Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described herein or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

          5.05 Financial Statements: All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrowers to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank each Borrower represents and warrants that no material adverse change in such Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

          5.06 Litigation: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the, knowledge of each Borrower, threatened against or affecting any Borrower or any Borrower's properties before any court or administrative agency which, if determined adversely to such Borrower, would have a material adverse effect on such Borrower's financial condition or operations or on the Collateral.

          5.07 Title to Assets: Each Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

          5.08 ERISA. If any Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

          5.09 Taxes: Each Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

          5.10 Margin Stock: The proceeds of any Advance will not be used to purchase or carry margin stock as such term is defined under Regulation U of the Board of Governors of the Federal Reserve System.

          5.11 Environmental Compliance: Each Borrower has implemented and complied in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or environmental conditions. There are no suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower, threatened against or affecting any Borrower or its property claiming violations of any federal, state or local law, ordinance, statute or regulation relating to hazardous or toxic wastes, substances or related materials.

                                   SECTION 6.

                                   COVENANTS

Each Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as either Borrower is indebted to the Bank under this Agreement, the Borrower will, unless the Bank shall otherwise consent in writing:

          6.01  Preservation of Existence; Compliance with Applicable Laws:
Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization; and conduct its business and operations in accordance with all applicable laws, rules and regulations.

          6.02 Maintenance of Insurance: Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which each Borrower operates and maintain such other insurance and coverages as may be required by the Bank. All such insurance shall be in form and amount and with companies satisfactory to the Bank. With respect to insurance covering properties in which the Bank maintains a security interest or lien, such insurance shall name the Bank as loss payee pursuant to a loss payable endorsement satisfactory to the Bank and shall not be altered or canceled except upon 10 days' prior written notice to the Bank. Upon the Bank's request, each Borrower shall furnish the Bank with the original policy or binder of all such insurance.

          6.03 Maintenance of Collateral and Other Properties: Except for Permitted Liens, keep and maintain the Collateral free and clear of all levies, liens, encumbrances and security interests (including, but, not limited to, any lien of attachment, judgment or execution) and defend the Collateral against any such levy, lien encumbrance or security interest; comply with all laws, statutes and regulations pertaining to the Collateral and its use and operation; execute, file and record such statements, notices and agreements, take such actions and obtain such certificates and other documents as necessary to perfect, evidence and continue the Bank's security interest in the Collateral and the priority thereof, maintain accurate and complete records of the Collateral which show all sales, claims and allowances; and properly care for, house, store and maintain the Collateral in good condition, free of misuse, abuse and deterioration, other than normal wear and tear. Each Borrower shall also maintain and preserve all its properties in good working order and condition in accordance with the general practice of other businesses of similar character and size, ordinary wear and tear excepted.

          6.04 Payment of Obligations and Taxes: Make timely payment of all assessments and taxes and all of its liabilities and obligations including, but not limited to, trade payables, unless the same are being contested in good faith by appropriate proceedings with the appropriate court or regulatory agency. For purposes hereof, any Borrower's issuance of a check, draft or similar instrument without delivery to the intended payee shall not constitute payment.

          6.05 Inspection Rights: At any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of any Borrower and discuss the business and operations of such Borrower with any employee or representative thereof. If any Borrower shall maintain any records (including, but not limited to, computer generated records or computer programs for the generation of such records) in the possession of a third party, each Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records which it may request, all at the Borrowers' expense, the amount of which shall be payable immediately upon demand. In addition, the Bank may, at any reasonable time and from time to time, conduct inspections and audits of the Collateral and each Borrower's accounts payable, the cost and expenses of which shall be paid by the Borrowers to the Bank upon demand.

          6.06 Reporting and Certification Requirements: Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

          (a) Not later than 120 days after the end of each Borrower's fiscal year, a copy of the annual audited consolidated financial report of the Borrowers for such year, prepared by a firm of certified public accountants acceptable to Bank.

          (b) Not later than 30 days after the end of the first three fiscal quarters of each year, the Borrowers' consolidated and consolidating financial statement for such quarter.

          (c) Upon the Bank's request, such other information pertaining to the Borrower, the Collateral or any guarantor hereunder as the Bank may reasonably request.

          6.07 Redemption or Repurchase of Stock: Not redeem or repurchase any class of each Borrower's stock now or hereafter outstanding other than stock repurchased under the Stock Purchase Facility.

          6.08 Additional Indebtedness: Except as otherwise provided herein, not, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) indebtedness owed or to be owed to the Bank or (ii) indebtedness to trade creditors incurred in the ordinary course of any Borrower's business or (iii) indebtedness owed or to be owed to the Wells Fargo HSBC Trade Bank.

          6.09 Loans: Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, partners, or employees of any Borrower, except for credit extended in the ordinary course of each Borrower's business as presently conducted and except credit extended to any Borrower's affiliated entities and subsidiaries.

          6.10 Liens and Encumbrances: Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust, or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of each Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens or as otherwise provided in this Agreement.

          6.11 Transfer Assets: Not, after the date hereof, sell, contract for sale, convey, transfer, assign, lease or sublet any of its assets (including, but not limited to, the Collateral) except in the ordinary course of business as presently conducted by each Borrower and, then, only for full, fair and reasonable consideration.

          6.12 Change in Nature of Business: Not make any material change in the nature of its business as existing or conducted as of the date hereof.

          6.13 Financial Condition: Maintain at all times on a consolidated basis:

          (a) A minimum Effective Tangible Net Worth of at least $10,000,000 through March 31, 1997 and $11,000,000 thereafter.

          (b) A ratio of Debt to Effective Tangible Net Worth of not more than
3.25 to 1 through March 31, 1997 and 3.00 to 1 thereafter.

          (c) A ratio of current assets to current liabilities of not less than
1.20 to 1.

          (d) A ratio of the sum of cash, cash equivalents and accounts receivable to current liabilities of not less than .50 to 1 at March 31, 1997 and .60 to 1 thereafter.

          6.14 Compensation of Employees: Compensate its employees for services rendered at an hourly rate at least equal to the minimum hourly rate prescribed by any applicable federal or state law or regulation.

          6.15 Rentals: Not incur liability (in addition to that incurred as of the date of this Agreement) for the payment of, or pay, rentals for the renting, leasing or use of real or personal property in an amount greater than $1,100,000 in any one fiscal year.

          6.16 Capital Expense: Not make any fixed capital expenditure or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an amount greater than $1,750,000 in any one fiscal year.

          6.17 Notice: Give the Bank prompt written notice of any and all (i) Events of Default; (ii) litigation, arbitration or administrative proceedings to which either Borrower is a party and in which the claim or liability exceeds $150,000.00 or which affects the Collateral; and (iii) other matters which have resulted in, or might result in a material adverse change in the Collateral or the financial condition or business operations of any Borrower.

          6.18 Environmental Compliance. Each Borrower shall:

          (a) Implement and comply in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or to environmental conditions.

          (b) Not own, use, generate, manufacture, store, handle, treat, release or dispose of any hazardous or toxic wastes, substances or related materials except in the ordinary course of the Borrower's business.

          (c) Give prompt written notice of any discovery of or suit, proceeding, claim, dispute, threat, inquiry or filing respecting hazardous or toxic wastes, substances or related materials.

          (d) At all times indemnify and hold harmless Bank from and against any and all liability arising out of the use, generation, manufacture, storage, handling, treatment, disposal or presence of hazardous or toxic wastes, substances or related materials.

                                  SECTION 7.

                               EVENTS OF DEFAULT

Any one or more of the following described events shall constitute an event of default (an 'Event of Default') under this Agreement:

          7.01 Non-Payment: Any Borrower shall fail to pay any Obligations within 2 days of when due.

          7.02 Performance Under This Agreement: Any Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement relating to this Agreement and any such failure shall continue unremedied for more than 30 days after the occurrence thereof.

          7.03 Other Agreements: If there is a default under any agreement to which any Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in excess of $250,000.

          7.04 Representations and Warranties; Financial Statements: Any representation or warranty made by each Borrower under or in connection with this Agreement or any financial statement given by such Borrower or any guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

          7.05 Insolvency. Any Borrower shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties and assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors;
(iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition;
(v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made, appointing any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or substantially all of its properties, assets or businesses and shall not be discharged within 60 days after the date of such appointment.

          7.06 Execution: Any writ of execution or attachment or any judgment lien shall be issued against any property of any Borrower and shall not be discharged or bonded against or released within 30 days after the issuance or attachment of such writ or lien in excess of $100,000.

          7.07 Revocation or Limitation of Guaranty. Any guaranty shall be revoked or limited or its enforceability or validity shall be contested by any guarantor, by operation of law, legal proceeding or otherwise or any guarantor who is a natural person shall die.

          7.08 Suspension: Any Borrower shall voluntarily suspend the transaction of business or allow to be suspended terminated, revoked or expired any permit, license or approval of any governmental body necessary to conduct such Borrowers business as now conducted.

          7.09 Change in Ownership: There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 10% of the issued and outstanding capital stock of any Borrower owned by Deepak Chopra.

                                  SECTION 8.

                              REMEDIES ON DEFAULT

Upon the occurrence of any Event of Default, the Bank may, at its sole and absolute election, without demand and only upon such notice as may be required by law:

          8.01 Acceleration: Declare any or all of the Borrowers' indebtedness owing to the Bank, whether under this Agreement or any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

          8.02 Cease Extending Credit: Cease making Advances or otherwise extending credit to or for the account of each Borrower under this Agreement or under any other agreement now existing or hereafter entered into between any Borrower and the Banks

          8.03 Termination: Terminate this Agreement as to any future obligation of the Bank without affecting the Borrowers' obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document instrument or agreement.

          8.04  Notification of Account Debtors:

          (a) Notify any Account Debtor, any buyers or transferee of the Collateral or any other persons of the Bank's interest in the Collateral and the proceeds thereof.

          (b) Sign any Borrower's name (which authority each Borrower hereby irrevocably and unconditionally grants to the Bank) on any invoice or bill of lading relating to accounts or other drafts against the Account Debtors, not post office authorities to change the address for delivery of mail addressed to such Borrower to such address as the Bank may designate and take possession of and open mail addressed to any Borrower and remove therefrom, proceeds of and payments on the Collateral, and demand, receive and endorse payment and give receipts, releases and satisfactions for and sue for all money payable to any Borrower.

          (c) Require each Borrower to indicate on the face of all invoices (or such other documentation as may be specified by the Bank relating to the services giving rise to the Account) that the Account has been assigned to the Bank and that all payments are to be made directly to the Bank at such address as the Bank may designate.

          8.05 Protection of Security Interest: Make such payments and do such acts as the Bank, in its sole judgment, considers necessary and reasonable to protect its security interest or Hen in the Collateral. Each Borrower hereby irrevocably authorizes the Bank to pay, purchase, contest or compromise any encumbrance, lien or claim which the Bank, in its sole judgment, deems to be prior or superior to its security interest. Further, each Borrower hereby agrees to pay to the Bank, upon demand therefor, all expenses and expenditures (including attorneys' fees) incurred in connection with the foregoing.

          8.06 Foreclosure: Enforce any security interest or lien given or provided for under this Agreement or under any security agreement, mortgage, deed of trust or other document, in such manner and such order, as to all or any part of the properties subject to such security interest or lien, as the Bank, in its sole judgment, deems to be necessary or appropriate and each Borrower hereby waives any and all rights, obligations or defenses now or hereafter established by law relating to the foregoing. In the enforcement of its security interest or lien, the Bank is authorized to enter upon the premises where any Collateral is located and take possession of the Collateral or any part thereof, together with each Borrower's records pertaining thereto, or the Bank may require each Borrower to assemble the Collateral and records pertaining thereto and make such Collateral and records available to the Bank at a place designated by the Bank. The Bank may sell the Collateral or any portions thereof, together with all additions, accessions and accessories thereto, giving only such notices and following only such procedures as are required by law, at either a public or private sale, or both, with or without having the Collateral present at the time of the sale, which sale shall be on such terms and conditions and conducted in such manner as the Bank determines in its sole judgment to be commercially reasonable. Any deficiency which exists after the disposition or liquidation of the Collateral shall be a continuing liability of each Borrowers to the Bank and shall be immediately paid by each Borrower, jointly and severally, to the Bank.

          8.07 Letters of Credit and Acceptances: Require the Borrowers, jointly and severally, to pay immediately to the Bank, for application against drawings under any outstanding Letters of Credit and Acceptances, the outstanding principal amount of any such Letters of Credit which have not expired and the principal amount of any Acceptances which have not matured. Any portion of the amount so paid to the Bank which is not applied to satisfy draws under any such Letters of Credit or repayments on any such matured Acceptances or any other obligations of the Borrower to the Bank shall be repaid to the Borrowers without interest.

          8.08 Foreign Exchange Contracts: Require the Borrowers, jointly and severally, to pay immediately to the Bank, for application against the future settlement price under any outstanding Foreign Exchange Contracts, the outstanding face amount of any such Foreign Exchange Contracts which have not matured or settled and Borrower hereby grants to Bank a security interest in and to such funds. Any portion of the amount so paid to the Bank which is not subsequently applied to satisfy repayment on any such matured Foreign Exchange Contracts or any other obligations of the Borrower to the Bank shall be repaid to the Borrowers without interest.

          8.09 Non-Exclusivity of Remedies: Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between each Borrower and the Bank, or otherwise.

          8.10 Application of Proceeds: All amounts received by the Bank as proceeds from the disposition or liquidation of the Collateral shall be applied to the Borrowers' indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation of the Bank's lien in the Collateral, including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in protecting, preserving, enforcing, collecting, liquidating, selling or disposing of the Collateral; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by any Borrower to the Bank. Any excess Collateral or excess proceeds existing after the disposition or liquidation of the Collateral will be returned or paid by the Bank to the Borrowers.

                                  SECTION 9.

                                 MISCELLANEOUS

          9.01 Amounts Payable on Demand. If any Borrower shall fail to pay on demand any amount so payable under this Agreement, the Bank may, at its option and without any obligation to do so and without waiving any default occasioned by the Borrower having so failed to pay such amount, create an Advance under the Line of Credit in an amount equal to the amount so payable, which Advance shall thereafter bear interest as provided under the Line of Credit.

          9.02 Default Interest Rate: If an Event of Default, or an event which, with notice or passage of time could become an Event of Default, has occurred and is continuing, each Borrower, jointly and severally, shall pay to the Bank interest on any Indebtedness or amount payable under this Agreement at a rate which is 3% in excess of the rate or rates then in effect under this Agreement.

          9.03 Disposal of Invoices: All documents, schedules, invoices or other papers received by the Bank from the Borrowers may be destroyed or disposed of 6 months after receipt by the Bank, unless any Borrower requests in writing the return thereof, which shall be done at the Borrowers' expense.

          9.04 Waiver of Jury Trial. EACH BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          9.05 Reliance: Each warranty, representation, covenant, obligation and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants and agreements which each Borrower now or hereafter shall give, or cause to be given, to the Bank.

          9.06 Attorneys' Fees: Each Borrower, jointly and severally, shall pay to the Bank all costs and expenses, including but not limited to reasonable attorneys fees, incurred by Bank in connection with the administration, enforcement or any refinancing or restructuring in the nature of a "work-out", of this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder.

          9.07 Notices: All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party hereto, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, or by Western Union telegram, addressed as set forth below or to such other address as may be specified from time to time in writing by either party to the other.

To the Borrowers:                        To the Bank:

OPTO SENSORS, INC.                       SANWA BANK CALIFORNIA


/s/ Illegible                            /s/JANICE UPTON
--------------------------------------   --------------------------------------
                                         Janice Upton, Vice President
--------------------------------------


UDT SENSORS, INC.


/s/ Illegible
--------------------------------------

--------------------------------------


RAPISCAN SECURITY PRODUCTS (U.S.A.), INC.


/s/ Illegible
--------------------------------------

--------------------------------------


FERSON OPTICS, INC.

/s/ Illegible
--------------------------------------


     9.08 Waiver: Neither the failure nor delay by the Bank in exercising any right hereunder or under any document instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder, or under any other document, instrument or agreement mentioned herein, constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

     9.09 Conflicting Provisions: To the extent the provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

     9.10 Binding Effect; Assignment: This Agreement shall be binding upon and inure to the benefit of each Borrower and the Bank and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may sell. assign or grant participation in all or any portion of its rights and benefits hereunder. Each Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to any Borrower and any guarantor.

     9.11 Jurisdiction:   This Agreement, any notes issued hereunder, the rights
of the parties hereunder to and concerning the Collateral, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

     9.12 No Guaranty or Surety. If any Borrower hereunder is deemed to be a surety or guarantor due to its joint and several liability hereunder such Borrower hereby unconditionally and irrevocably acknowledges and agrees to the matters set forth below:

          (a) Each Borrower waives any defense based upon any Borrower's loss of a right against any other Borrower(s) arising from the Bank's election of a remedy on any indebtedness under bankruptcy or other debtor relief laws or under any other laws, including, but not limited to, those purporting to reduce the Bank's right against any Borrower in proportion to the principal obligation of any indebtedness (as presently contained in Section 2809 of the California Civil Code and as it may be amended or superseded in the future).

          (b) Each Borrower waives the benefit of the statute of limitations affecting such Borrower's liability hereunder or the enforcement hereof.

          (c) Each Borrower waives all right to require the Bank to: (i) proceed against any other Borrower(s), any endorser, cosigner, other guarantor or other person liable on any indebtedness; (ii) join any endorser, cosigner, other guarantor or other person liable on any indebtedness in any action or actions that may be brought and prosecuted by the Bank solely and separately against any Borrower(s) on any indebtedness; (iii) proceed against any item or items of collateral securing any indebtedness or any guaranty thereof, or (iv) pursue or refrain from pursuing any other remedy whatsoever in the Bank's power.

          (d) Each Borrower waives any defense arising by reason of any disability or other defense of any other Borrower(s), successors or any endorser, cosigner, other guarantor or other person liable on any indebtedness. Until all indebtedness has been paid in full, each Borrower shall not have any right of subrogation and each Borrower waives any benefit of and right to participate in any collateral now or hereafter held by the Bank. Each Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of sale of any collateral securing any indebtedness or any guaranty thereof, and notice of the existence, creation or incurring of new or additional indebtedness.

     9.13 Headings: The headings herein set forth are solely for the purpose of identification and have no legal significance.

     9.14 Entire Agreement: This Agreement and all documents, instruments and agreements mentioned herein constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties pertaining to the transactions contemplated hereunder not incorporated or referenced in this Agreement or in such documents, instruments and agreements are superseded hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first hereinabove written.

BANK:                                    BORROWER:

SANWA BANK CALIFORNIA                    OPTO SENSORS, INC.


By: /s/JANICE UPTON                      By: /s/ AJAY MEHRA
    ----------------------------------       -------------------------------
Janice Upton, Vice President             Ajay Mehra, Chief Financial Officer


                                         UDT SENSORS, INC.


                                         By: /s/ AJAY MEHRA
                                             -------------------------------
                                         Ajay Mehra, Chief Financial Officer


                                         RAPISCAN SECURITY PRODUCTS (U.S.A.),
                                         INC.


                                         By: /s/ AJAY MEHRA
                                             -------------------------------
                                         Ajay Mehra, Chief Financial Officer


                                         FERSON OPTICS, INC.


                                         By: /s/ AJAY MEHRA
                                             -------------------------------
                                         Ajay Mehra, Chief Financial Officer